UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	30-0309068 (I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None	Name of each exchange on which each class is to be registered None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☒

Securities Act registration or Regulation A offering statement file number to which this form relates: 333-197767

Securities registered pursuant to Section 12(g) of the Act:

Class E Common Stock, $0.01 par value per share
Class T Common Stock, $0.01 par value per share
Class S Common Stock, $0.01 par value per share
Class D Common Stock, $0.01 par value per share
Class I Common Stock, $0.01 par value per share
(Title of Class)

Explanatory Note:

Black Creek Diversified Property Fund Inc. (the “Company”) (f/k/a as Dividend Capital Total Realty Trust Inc. and Dividend Capital Diversified Property Fund Inc.) previously filed a Registration Statement on Form 8-A on April 30, 2007 with respect to unclassified shares of its common stock, $0.01 par value per share, and previously filed a Registration Statement on Form 8-A on April 30, 2013 with respect to Class A, Class W and Class I shares of its common stock, $0.01 par value per share (the “Prior Forms 8-A”). On September 1, 2017, the Company filed Articles of Amendment which:

•	changed each issued and outstanding unclassified share of common stock into one issued and outstanding share of the Company’s new formally designated Class E shares;

•	changed each issued and outstanding Class A share into one issued and outstanding Class T share by renaming the class and amending its terms;

•	changed each issued and outstanding Class W share into one issued and outstanding Class D share by renaming the class and amending its terms;

•
changed the terms of the Company’s Class I shares, so that each issued and outstanding Class I share was effectively changed into one issued and outstanding share of the Company’s new version of Class I shares; and

•	created a new class of common stock called Class S shares.

Accordingly, the Company hereby amends the Prior Forms 8-A.

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The descriptions of the Class E, Class T, Class S, Class D and Class I shares of common stock, $0.01 par value per share, of the Company registered hereby are incorporated herein by reference to “Prospectus Summary-Share Restructuring,” “Prospectus Summary-Offering of Class T, Class S, Class D and Class I Shares of Common Stock,” “Net Asset Value Calculation and Valuation Procedures,” and “Description of Capital Stock” in the prospectus contained in the Company’s Post-Effective Amendment No. 10 to Registration Statement on Form S-11, filed with the Securities and Exchange Commission (the “Commission”) on September 1, 2017 (File No. 333-197767) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.  Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

ITEM 2. EXHIBITS.

1.    Articles of Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed March 21, 2012.

2.    Articles of Amendment (name change), incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 12, 2012.

3.    Articles Supplementary (Class A shares), incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed July 12, 2012.

4.    Articles Supplementary (Class W shares), incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed July 12, 2012.

5.    Articles Supplementary (Class I shares), incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K, filed July 12, 2012.

6.    Certificate of Correction to Articles of Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 26, 2014.

7.    Certificate of Correction to Articles of Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed August 30, 2016.

8.    Articles of Amendment (revised terms of share classes), incorporated by reference to Exhibit 3.8 to the Company’s Post-Effective Amendment No. 10 to Registration Statement on Form S-11 filed on September 1, 2017.

9.    Articles of Amendment (name change), incorporated by reference to Exhibit 3.9 to the Company’s Post-Effective Amendment No. 10 to Registration Statement on Form S-11 filed on September 1, 2017.

10.    Seventh Amended and Restated Bylaws, incorporated by reference to Exhibit 3.10 to the Company’s Post-Effective Amendment No. 10 to Registration Statement on Form S-11 filed on September 1, 2017.

11.    Fifth Amended and Restated Distribution Reinvestment Plan, incorporated by reference to Appendix B to the prospectus contained in the Company’s Post-Effective Amendment No. 10 to Registration Statement on Form S-11 filed on September 1, 2017.

12.    Share Redemption Program, incorporated by reference to Exhibit 4.3 to the Company’s Post-Effective Amendment No. 10 to Registration Statement on Form S-11 filed on September 1, 2017.

13.    Statement regarding transfer restrictions, preferences, limitations and rights of holders of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.5 to the Company’s Post-Effective Amendment No. 10 to Registration Statement on Form S-11 filed on September 1, 2017.

14.    Form of Subscription Agreement incorporated by reference to Appendix A to the prospectus contained in the Company’s Post-Effective Amendment No. 10 to Registration Statement on Form S-11 filed on September 1, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
September 1, 2017
	By:	/s/ M. KIRK SCOTT
NAME: M. Kirk Scott
TITLE: Managing Director, Chief Financial Officer and Treasurer